Exhibit 99.1

Mayo Clinic Forms Joint Venture with Cancer Genetics

OncoSpire Genomics will seek to discover and commercialize biomarkers for multiple cancer types

RUTHERFORD, NJ, May 22, 2013 — Mayo Clinic (“Mayo”) and Cancer Genetics Inc. (OTCQB: CGIX) today launched OncoSpire Genomics (“OncoSpire”), a joint venture with the singular goal of improving cancer care by discovering and commercializing diagnostic tests that leverage next-generation sequencing.

“Individualized medicine and genomic testing give us a fundamental understanding of the inner workings of wellness and disease. We recognize the transformative power of these tools and are committed to using every resource at our disposal to bring individualized medicine to our patients,” says Gianrico Farrugia, M.D., a Mayo Clinic gastroenterologist and director of Mayo Clinic’s Center for Individualized Medicine. “That is why this joint venture is so important.”

OncoSpire will focus on mutually identified projects in the Biomarker Discovery Program within Mayo’s Center for Individualized Medicine. Initial focus areas will include hematological and urogenital cancers, and potentially other cancers, as selected by a scientific review committee. OncoSpire will be based in Rochester, Minn., and will be equally owned by Cancer Genetics and Mayo Clinic. Cancer Genetics will contribute operating capital, commercial expertise and other guidance. Mayo will contribute in-kind with sequencing and laboratory resources, clinical and research expertise, and other operational resources.

“We expect this new venture to accelerate cancer biomarker discovery research already underway at Mayo Clinic Cancer Center,” says Robert Diasio, M.D., cancer researcher and director of the Mayo Clinic Cancer Center. “Transforming discoveries into individualized cancer therapies will benefit patients, so we are excited to be part of these efforts.”

Research will be conducted in genetics and life sciences labs at Mayo Clinic, including Mayo’s Center for Individualized Medicine Biomarker Discovery Program and the medical genome facility, a resource that allows medical researchers to investigate how individual differences in the structure and function of human genomes influence health outcomes.

Technological advances, such as next-generation sequencing, have driven down the cost to perform whole genome sequencing. What originally took $3 billion over 13 years for the Human Genome Project and the first human genome sequence can now be accomplished for a few thousand dollars in a matter of days.

Panna Sharma, CEO of Cancer Genetics, says: “The combination of resources we are bringing together positions OncoSpire Genomics to create a major impact in the development of advanced genomic-based cancer diagnostics. Our investment in OncoSpire Genomics represents the potential for a paradigm shift in patient management that can result in more efficient use of health care resources, ultimately improving the cost structure of cancer diagnosis and treatment. We expect this will add value to our commercial offerings as next-generation sequencing becomes more widely accepted by the clinical community. A major factor behind our decision to work with Mayo was the depth of their world-class clinicians and thought leaders, who we believe are in a position to drive clinical value and clinical adoption for the tests being created by OncoSpire Genomics.”

Mayo Medical Laboratories and Mayo Clinic’s Department of Laboratory Medicine and Pathology will work with Mayo’s Center for Individualized Medicine to help bring discoveries from the joint venture to patients at Mayo Clinic and elsewhere. According to Frost & Sullivan, a health care industry analyst, the U.S. cancer biomarker testing market is expected to reach $11.5 billion by 2017.

“Next-generation sequencing will change the future of health care, especially in complex disease categories such as cancer,” says R.S.K. Chaganti, Ph.D., founder and chairman of Cancer Genetics. “We are pleased to have forged this new relationship with Mayo with the goal of furthering next-generation sequencing technologies. Cancer Genetics’ strength in hematological and urogenital cancers brings a tremendous knowledge base to the partnership. Together we can make a significant impact in the pursuit of personalized medicine that is transforming cancer treatment.”

OncoSpire has formed a scientific review committee, which is composed of six researchers, thought leaders and clinicians.

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About Mayo Clinic Cancer Center

As one of the leading institutions funded by the National Cancer Institute, Mayo Clinic Cancer Center promotes basic and clinical research on the incidence, causes and progression of cancer and translates discoveries into improved methods for prevention, detection, diagnosis, prognosis and therapy. For more information, visit http://www.mayoclinic.org/mayo-clinic-cancer-center/.

About Mayo Clinic Center for Individualized Medicine

The Center for Individualized Medicine discovers and integrates the latest in genomic, molecular and clinical sciences into personalized care for every Mayo Clinic patient. For more information, visit http://mayoresearch.mayo.edu/center-for-individualized-medicine.

About Mayo Clinic Department of Laboratory Medicine and Pathology and Mayo Medical Laboratories

The Department of Laboratory Medicine and Pathology develops diagnostic technologies to care for Mayo Clinic patients, and offers these innovations worldwide to more than 5,000 health care institutions through Mayo Medical Laboratories. Revenue from testing supports medical education and research at Mayo Clinic.

About Mayo Clinic

Mayo Clinic is a nonprofit worldwide leader in medical care, research and education for people from all walks of life. For more information, visit MayoClinic.com or MayoClinic.org/news.

About Cancer Genetics, Inc.

Cancer Genetics, Inc. (CGI) is an emerging leader in DNA-based cancer diagnostics and services some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals as well as biopharma and biotech. Our state-of-the-art reference lab is focused entirely on maintaining clinical excellence and is both CLIA certified and CAP accredited and has licensure from several states including New York State. CGI has established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic and the National Cancer Institute. For further information, please see www.cancergenetics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-Q for the quarter ended March 31, 2013 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contact:

Sam Smith

507-284-5005 (days)

507-284-2511 (evenings)

Email: newsbureau@mayo.edu

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